                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION

                      RAMEX SYNFUELS INTERNATIONAL, INC.


      Ramex Synfuels International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, by its undersigned officers, DOES HEREBY CERTIFY:

FIRST:That the Board of Directors and Stockholders of Ramex Synfuels International, Inc., (the "Corporation"), pursuant to Sections 78.385 and 78.390 of the General Corporation Law of the State of Nevada, approved the amendment of
Article IV - STOCK of the Articles of Incorporation of the Corporation, whereby:

      a) The aggregate number of shares issued and outstanding was reduced on a one (1) share for ten (10) share basis in a reverse Split.

      b) That the par value of the common stock of the Corporation was increased from .001 per share to .01 per share.

      c) That the corporation shall be authorized to issue One Hundred Twenty-five million (125,000,000) capital shares. Each share shall have equal voting rights in the event of dissolution or liquidation..

SECOND: That said amendments were duly adopted by the affirmative vote of the holders of 77,405,202 shares of the corporation's common stock in person and by proxy representing a majority of all shares of common stock of the corporation at the annual meeting of the shareholders of the corporation pursuant to Section
78.390 of the General Corporation Law of the State of Nevada, and


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that no greater proportion of the voting power of the corporation was required to approve such amendments.

THIRD:That the number of outstanding shares of the Corporation was reduced from 124,534,155 to 12,453,416 and the authorized capital shares of the corporation from 125,000,000 to 12,500,000 with a par value of .01 per share. The authorized capital shares of Corporation were then increased to 125,000,000 with a par value of .01.

      IN WITNESS WHEREOF, RAMEX SYNFUELS INTERNATIONAL, INC. has caused this certificate to be signed by the President and Secretary this 3rd day of November, 1994.

                                Respectfully submitted,


                                ---------------------------------------
                                Kerry L. Weger, Secretary


--------------------------------
Maynard M. Moe, President



STATE OF INDIANA

COUNTY OF MONROE

      The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Ramex Synfuels International, Inc., that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the amendment duly adopted by the stockholders of the Corporation.


                                          ------------------------------------
                                          Kerry L. Weger, Secretary



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STATE OF INDIANA

COUNTY OF MONROE

      Before me, the undersigned, a Notary Public, in and for said County and State, this 3rd day of November, 1994, personally appeared Kerry L. Weger, and acknowledged the execution of the foregoing instrument.

      In Witness Whereof, I have hereunto set my hand and seal.


                                           /s/ Kimberly E. Strain
                                          --------------------------------
                                                      Notary Public

                                           Kimberly E. Strain
                                          ------------------------------------
                                                      Printed Name

My Commission Expires:              A resident of     Monroe     County, Indiana



STATE OF WASHINGTON

COUNTY OF SPOKANE

      Before me, the undersigned, a Notary Public, in and for said County arid State, this 4 day of November, 1994, personally appeared Maynard M. Moe, and acknowledged the execution of the foregoing instrument.

      In Witness Whereof, I have hereunto set my hand and seal.


                                           /s/ Holli L. Beck
                                          --------------------------------
                                                      Notary Public

                                           Holli L. Beck
                                          ------------------------------------
                                                      Printed Name


My Commission Expires:              A resident of     Spokane     County,
  December 9, 1997                  Washington